Exhibit 99.1

VMware Reports Fourth Quarter and Fiscal Year 2021 Results
FY21 revenue of $11.8 billion; growth of 9% year-over-year
Subscription and SaaS revenue of $2.6 billion; 22% of total revenue for FY21

PALO ALTO, Calif., February 25, 2021 — VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced financial results for the fourth quarter and full fiscal year 2021:

Quarterly Review
•Revenue for the fourth quarter was $3.3 billion, an increase of 7% from the fourth quarter of fiscal 2020.

•The combination of subscription and SaaS and license revenue was $1.7 billion, an increase of 8% from the fourth quarter of fiscal 2020.

•Subscription and SaaS revenue for the fourth quarter was $707 million, an increase of 27% year-over-year.

•GAAP net income for the fourth quarter was $791 million, or $1.87 per diluted share, compared to $321 million, or $0.76 per diluted share, for the fourth quarter of fiscal 2020. Non-GAAP net income for the fourth quarter was $936 million, or $2.21 per diluted share, up 8% per diluted share compared to $868 million, or $2.05 per diluted share, for the fourth quarter of fiscal 2020.

•GAAP operating income for the fourth quarter was $1.0 billion, an increase of 303% from the fourth quarter of fiscal 2020. Non-GAAP operating income for the fourth quarter was $1.1 billion, an increase of 7% from the fourth quarter of fiscal 2020.

•Operating cash flow for the fourth quarter was $1.3 billion. Free cash flow for the fourth quarter was $1.2 billion.

•RPO for the fourth quarter totaled $11.3 billion, up 10% year-over-year.

•Total revenue plus sequential change in total unearned revenue grew 6% year-over-year.

•The combination of Subscription and SaaS and license revenue plus sequential change in unearned Subscription and SaaS and license revenue grew 10% year-over-year.

Annual Review
•Revenue for fiscal year 2021 was $11.8 billion, an increase of 9% from fiscal 2020.

•The combination of Subscription and SaaS and license revenue for fiscal 2021 was $5.6 billion, an increase of 11% from fiscal year 2020.

•Subscription and SaaS revenue for fiscal year 2021 was $2.6 billion, an increase of 38% from fiscal year 2020.

•GAAP net income for fiscal year 2021 was $2.1 billion, or $4.86 per diluted share, compared to $6.4 billion, or $15.08 per diluted share, for fiscal 2020. Non-GAAP net income for fiscal year 2021 was $3.0 billion, or $7.20 per diluted share, up 15% per diluted share compared to $2.7 billion, or $6.24 per diluted share, for fiscal 2020.

•GAAP operating income for fiscal year 2021 was $2.4 billion, an increase of 66% from fiscal 2020. Non-GAAP operating income for fiscal year 2021 was $3.8 billion, an increase of 16% from fiscal 2020.

•Operating cash flow for fiscal year 2021 was $4.4 billion. Free cash flow for fiscal year 2021 was $4.1 billion.

•Cash was $4.7 billion, and unearned revenue was $10.3 billion, as of January 29, 2021.

“We are pleased with our fourth quarter financial performance and it was a good finish to the fiscal year. Our results reinforce that customers continue to choose VMware technologies and solutions to drive their digital foundation for today and for the future,” said Zane Rowe, CFO and Interim CEO, VMware. “We continue to build and scale our Subscription and SaaS business, bringing customers flexibility in consumption choices, as well as delivering new offerings to market.”

Business Highlights & Strategic Announcements
•VMware Workspace ONE Access achieved FedRAMP℠ Moderate Authorization, allowing the public sector and other regulated industries to rapidly adopt SaaS solutions for mission-enabling, more secure and cost-effective cloud-based IT.
•VMware announced a partnership with Dell Technologies and SK Telecom to develop a multi-access edge computing (MEC) solution that brings together private 5G and edge computing capabilities.
•VMware announced the commercial availability of VMware Blockchain, an extensible and scalable enterprise-grade platform to build business networks and deploy business-critical decentralized applications. With VMware Blockchain, customers can unlock data silos and free up data to flow more securely, privately and instantaneously.
•VMware announced the company’s 2030 Agenda, a 10-year commitment to reaching 30 goals by 2030 for creating a more equitable, sustainable and resilient world. These goals, which will be integrated into VMware’s business, are focused on three outcomes: trust, equity and sustainability.
•VMware achieved a number of recognitions for strong environmental, social and governance (ESG) performance in the area of sustainability:
◦The company has been included on the 2020 Dow Jones Sustainability Indices (DJSI), one of the world’s leading ESG benchmarks. VMware ranked in the 94th percentile in the software category for its leadership in corporate sustainability.
◦VMware was recognized on CDP’s 2020 Climate A List1, which recognizes companies committed to reducing carbon emissions and managing climate change risk.
◦VMware was acknowledged by the 2020 Carbon Clean 200™, which ranks publicly traded companies based on their green energy revenues.
•In November, Forrester named VMware a leader in The Forrester Wave™: Hybrid Cloud Management, Q4 20202.
•VMware once again was named a Leader in the December 2020 Gartner Magic Quadrant for Hyperconverged Infrastructure Software, December 20203.
•Also in January, VMware was positioned as a leader in three IDC MarketScape reports related to the End-User Computing space:
◦IDC MarketScape: Worldwide Unified Endpoint Management Software 2021 Vendor Assessment (doc #US46957820, January 2021)4
◦IDC MarketScape: Worldwide Unified Endpoint Management Software for Apple Devices 2021 Vendor Assessment (doc #US46965620, January 2021)5
◦IDC MarketScape: Worldwide Unified Endpoint Management Software for Ruggedized/Internet of Things Deployment 2021 Vendor Assessment (doc #US46957920, January 2021)6

The company will host a conference call today at 1:30 p.m. PT/ 4:30 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue will also be made available at http://ir.vmware.com in conjunction with the conference call.

1 CDP. The A List 2020. Available at: https://www.cdp.net/en/companies/companies-scores
2 Forrester Research, Inc., The Forrester Wave(tm): Hybrid Cloud Management, Q4 2020, authored by Tracy Woo, November 30th, 2020
3 Gartner, Magic Quadrant for Hyperconverged Infrastructure Software, 7 December 2020, Jeffrey Hewitt, Philip Dawson, Julia Palmer, Tony Harvey
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
4 IDC, IDC MarketScape: Worldwide Unified Endpoint Management Software 2021 Vendor Assessment, January 2021, #US46957820

5 IDC, IDC MarketScape: Worldwide Unified Endpoint Management Software for Apple Devices 2021 Vendor Assessment, January 2021, #US46965620
6 IDC, IDC MarketScape: Worldwide Unified Endpoint Management Software for Ruggedized/Internet of Things Deployment 2021 Vendor Assessment, January 2021, #US46957920

# # #
About VMware
VMware software powers the world’s complex digital infrastructure. The company’s cloud, app modernization, networking, security, and digital workspace offerings help customers deliver any application on any cloud across any device. Headquartered in Palo Alto, California, VMware is committed to being a force for good, from its breakthrough technology innovations to its global impact. For more information, please visit https://www.vmware.com/company.html

Additional Information
VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes: materials that VMware files with the SEC; announcements of investor conferences, speeches and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting; and opportunities to sign up for email alerts and RSS feeds to have information pushed in real time.

VMware, Workspace ONE, and VMware Blockchain are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding customers continuing to choose VMware technologies and solutions for the future; VMware continuing to build and scale its Subscription and SaaS business and to deliver new offerings; VMware reaching the goals in its 2030 Agenda; and the expected benefits to customers of partnerships, and products, solutions and services, including in areas of VMware Blockchain and VMware Workspace ONE. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the impact of the COVID-19 pandemic on our operations, financial condition, our customers, the business environment and the global and regional economies; (2) adverse changes in general economic or market conditions; (3) delays or reductions in consumer, government and information technology spending; (4) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing, and security industries, as well as new product and marketing initiatives by VMware’s competitors; (5) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (6) rapid technological changes in the virtualization software and cloud, end user, security and mobile computing industries; (7) VMware’s customers’ ability to transition to new products, platforms, services, solutions and computing strategies in such areas as containerization, modern applications, intrinsic security and networking, cloud, digital workspaces, virtualization and the software defined data center, and the uncertainty of their acceptance of emerging technology; (8) VMware’s ability to enter into, maintain and extend strategically effective partnerships, collaborations and alliances; (9) the continued risk of litigation and regulatory actions; (10) VMware’s ability to protect its proprietary technology; (11) changes to product and service development timelines; (12) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (13) the potential impact of Dell’s investigation of strategic alternatives with respect to its interest in VMware, including a potential spinoff and related special cash dividend; (14) VMware’s ability to attract and retain highly qualified employees; (15) the ability of VMware to utilize our relationship with Dell to leverage go-to-market and product development activities; (16) risks associated with cyber-attacks, information security and data privacy; (17) disruptions resulting from key management changes; (18) risks associated with international sales such as fluctuating currency exchange rates and increased trade barriers; (19) changes in VMware’s financial condition; (20) geopolitical changes such as Brexit and increased tariffs and trade barriers that could adversely impact our non-U.S. sales; (21) geopolitical, macroeconomic and global environmental changes that may impact our 2030 Agenda; and (22) other business effects, including those related to industry, market, economic, political, regulatory and global health conditions. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots
VMware Investor Relations
pziots@vmware.com
650-427-3267

Michael Thacker
VMware Global PR
mthacker@vmware.com
650-427-4454

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 29,	January 31,	January 29,	January 31,
	2021	2020	2021	2020
Revenue:
License	$1,014	$1,034	$3,033	$3,181
Subscription and SaaS	707	556	2,587	1,877
Services	1,573	1,483	6,147	5,753
Total revenue	3,294	3,073	11,767	10,811
Operating expenses(1):
Cost of license revenue	45	50	163	166
Cost of subscription and SaaS revenue	187	106	588	400
Cost of services revenue	322	317	1,292	1,233
Research and development	757	676	2,816	2,522
Sales and marketing	987	1,003	3,711	3,677
General and administrative(2)	(6)	592	767	1,293
Realignment	(5)	79	42	79
Operating income	1,007	250	2,388	1,441
Investment income	—	20	7	60
Interest expense	(49)	(41)	(204)	(149)
Other income (expense), net	7	10	191	86
Income before income tax	965	239	2,382	1,438
Income tax provision (benefit)	174	(76)	324	(4,918)
Net income	791	315	2,058	6,356
Less: Net loss attributable to non-controlling interests	—	(6)	—	(56)
Net income attributable to VMware, Inc.	$791	$321	$2,058	$6,412
Net income per weighted-average share attributable to VMware, Inc. common stockholders, basic for Classes A and B	$1.88	$0.77	$4.90	$15.37
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B	$1.87	$0.76	$4.86	$15.08
Weighted-average shares, basic for Classes A and B	420,090	417,225	419,841	417,058
Weighted-average shares, diluted for Classes A and B	422,813	424,007	423,240	425,235
__________
(1) Includes stock-based compensation as follows:
Cost of license revenue	$—	$—	$1	$1
Cost of subscription and SaaS revenue	6	3	19	13
Cost of services revenue	25	24	99	83
Research and development	127	130	524	459
Sales and marketing	79	91	322	293
General and administrative	16	64	157	168
(2) General and administrative expenses for the fourth quarter of fiscal 2021 included derecognition of a previously accrued litigation loss of $237 million.

VMware, Inc.

CONSOLIDATED BALANCE SHEETS
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	January 29,	January 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$4,692	$2,915
Short-term investments	23	—
Accounts receivable, net of allowance for doubtful accounts of $5 and $7	1,929	1,883
Due from related parties, net	1,438	1,457
Other current assets	530	436
Total current assets	8,612	6,691
Property and equipment, net	1,334	1,280
Other assets	2,697	2,266
Deferred tax assets	5,781	5,556
Intangible assets, net	993	1,172
Goodwill	9,599	9,329
Total assets	$29,016	$26,294
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$131	$208
Accrued expenses and other	2,382	2,151
Current portion of long-term debt and other borrowings	—	2,747
Unearned revenue	5,873	5,218
Total current liabilities	8,386	10,324
Note payable to Dell	270	270
Long-term debt	4,717	2,731
Unearned revenue	4,441	4,050
Income tax payable	805	817
Operating lease liabilities	891	746
Other liabilities	455	347
Total liabilities	19,965	19,285
Contingencies
Stockholders’ equity:
Class A common stock, par value $0.01; authorized 2,500,000 shares; issued and outstanding 112,082 and 110,484 shares	1	1
Class B convertible common stock, par value $0.01; authorized 1,000,000 shares; issued and outstanding 307,222 shares	3	3
Additional paid-in capital	1,985	2,000
Accumulated other comprehensive loss	(5)	(4)
Retained earnings	7,067	5,009
Total stockholders’ equity	9,051	7,009
Total liabilities and stockholders’ equity	$29,016	$26,294

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 29,	January 31,	January 29,	January 31,
	2021	2020	2021	2020
Operating activities:
Net income	$791	$315	$2,058	$6,356
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	268	247	1,025	873
Stock-based compensation	253	312	1,122	1,017
Deferred income taxes, net	25	(146)	(152)	(5,284)
Unrealized (gain) loss on equity securities, net	24	(1)	(172)	(31)
(Gain) loss on disposition of assets, revaluation and impairment, net	2	—	24	(4)
Loss on extinguishment of debt	—	—	8	—
Other	(1)	6	(1)	9
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(139)	(283)	(37)	(119)
Other current assets and other assets	(258)	(224)	(879)	(668)
Due to/from related parties, net	(765)	(673)	19	(374)
Accounts payable	(65)	21	(69)	35
Accrued expenses and other liabilities	125	499	518	417
Income taxes payable	(15)	(38)	(68)	(23)
Unearned revenue	1,079	1,050	1,013	1,668
Net cash provided by operating activities	1,324	1,085	4,409	3,872
Investing activities:
Additions to property and equipment	(82)	(64)	(329)	(279)
Sales of available-for-sale securities	26	—	26	—
Purchases of strategic investments	(13)	(12)	(29)	(30)
Proceeds from disposition of assets	7	—	28	22
Business combinations, net of cash acquired, and purchases of intangible assets	(19)	—	(409)	(2,437)
Net cash paid on disposition of a business	—	—	—	(4)
Net cash used in investing activities	(81)	(76)	(713)	(2,728)

Financing activities:
Proceeds from issuance of common stock	9	14	273	308
Net proceeds from issuance of long-term debt	—	—	1,979	—
Borrowings under term loan, net of issuance costs	—	1,400	—	3,393
Repayment of term loan	—	(500)	(1,500)	(1,900)
Repayment of current portion of long-term debt	—	—	(1,257)	—
Repurchase of common stock	(379)	(55)	(945)	(1,334)
Shares repurchased for tax withholdings on vesting of restricted stock	(93)	(141)	(412)	(534)
Payment to acquire non-controlling interests	—	(1,666)	(91)	(1,666)
Contribution from Dell	—	—	—	27
Principal payments on finance lease obligations	(1)	—	(4)	(1)
Net cash used in financing activities	(464)	(948)	(1,957)	(1,707)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(2)	—	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	779	59	1,739	(565)
Cash, cash equivalents and restricted cash at beginning of the period	3,991	2,972	3,031	3,596
Cash, cash equivalents and restricted cash at end of the period	$4,770	$3,031	$4,770	$3,031
Supplemental disclosures of cash flow information:
Issuance of VMware Class B common shares for Pivotal Class B common shares held by Dell	$—	$1,101	$—	$1,101
Cash paid for interest	58	3	200	134
Cash paid for taxes, net	150	86	543	369
Non-cash items:
Changes in capital additions, accrued but not paid	$8	$13	$(10)	$18
Changes in tax withholdings on vesting of restricted stock, accrued but not paid	5	(62)	1	(13)

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE
(in millions)
(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	January 29,	January 31,
	2021	2020
Total revenue, as reported	$3,294	$3,073
Sequential change in unearned revenue(1)	1,079	1,051
Total revenue plus sequential change in unearned revenue	$4,373	$4,124
Change (%) over prior year, as reported	6%

Growth in License and Subscription and SaaS Revenue Plus Sequential Change in Unearned License and Subscription and SaaS Revenue

	Three Months Ended
	January 29,	January 31,
	2021	2020
Total license and subscription and SaaS revenue, as reported	$1,721	$1,590
Sequential change in unearned license and subscription and SaaS revenue(2)	406	335
Total license and subscription and SaaS revenue plus sequential change in unearned license and subscription and SaaS revenue	$2,127	$1,925
Change (%) over prior year, as reported	10%
__________
(1) Consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the consolidated balance sheets.

(2) Consists of the change in unearned license and subscription and SaaS revenue from the preceding quarter.

REMAINING PERFORMANCE OBLIGATIONS
(in millions)
(unaudited)

Growth in Remaining Performance Obligations

	January 29,	January 31,
	2021	2020
Remaining performance obligations(3)	$11,304	$10,268
Change (%) over prior year	10%

Remaining performance obligations, current(4)	$6,243	$5,553
Change (%) over prior year	12%
__________
(3) Remaining performance obligations represent the aggregate amount of the transaction price in contracts allocated to performance obligations not delivered, or partially undelivered, as of the end of the reporting period. Remaining performance obligations include unearned revenue, multi-year contracts with future installment payments and certain unfulfilled orders against accepted customer contracts at the end of any given period.

(4) Current remaining performance obligations represent the amount expected to be recognized as revenue over the next twelve months.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE
(in millions)
(unaudited)

	January 29,	October 30,	July 31,	May 1,	January 31,	November 1,
	2021	2020	2020	2020	2020	2019
Unearned revenue as reported:
License	$15	$11	$11	$15	$19	$19
Subscription and SaaS	1,998	1,596	1,619	1,579	1,534	1,199
Services
Software maintenance	7,092	6,574	6,696	6,611	6,700	6,106
Professional services	1,209	1,054	1,059	1,013	1,015	893
Total unearned revenue	$10,314	$9,235	$9,385	$9,218	$9,268	$8,217

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended January 29, 2021
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Certain Litigation and Other Contingencies(5)	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$45	—	—	(11)	—	—	—	—	$33
Cost of subscription and SaaS revenue	$187	(6)	—	(48)	—	—	—	—	$133
Cost of services revenue	$322	(25)	—	—	—	—	—	—	$296
Research and development	$757	(127)	(1)	(1)	—	—	—	—	$628
Sales and marketing	$987	(79)	(2)	(24)	—	—	—	—	$884
General and administrative	$(6)	(16)	—	—	—	(27)	237	—	$187
Realignment	$(5)	—	—	—	5	—	—	—	$—
Operating income	$1,007	253	3	84	(5)	27	(237)	—	$1,133
Operating margin(2)	30.6%	7.7%	0.1%	2.5%	(0.1)%	0.8%	(7.2)%	—	34.4%
Other income (expense), net(3)	$7	—	—	—	—	25	—	—	$30
Income before income tax	$965	253	3	84	(5)	52	(237)	—	$1,114
Income tax provision	$174							5	$178
Tax rate(2)	18.0%								16.0%
Net income	$791	253	3	84	(5)	52	(237)	(5)	$936
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$1.87	$0.60	$0.01	$0.20	$(0.01)	$0.12	$(0.56)	$(0.01)	$2.21
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 422,813 diluted weighted-average shares for Classes A and B.
(5) Reflects derecognition of a $237 million previously accrued litigation loss as a result of a jury verdict in January 2020 against VMware in a patent litigation matter brought by plaintiffs Cirba Inc and Cirba, IP. Inc. On December 21, 2020, the United States District Court of the District of Delaware set aside the jury verdict and ordered a new trial.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Twelve Months Ended January 29, 2021
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Certain Litigation and Other Contingencies(5)	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$163	(1)	—	(44)	—	—	—	—	$118
Cost of subscription and SaaS revenue	$588	(19)	—	(186)	—	—	—	—	$383
Cost of services revenue	$1,292	(99)	(1)	(1)	—	—	—	—	$1,190
Research and development	$2,816	(524)	(1)	(3)	—	(1)	—	—	$2,286
Sales and marketing	$3,711	(322)	(8)	(94)	—	(2)	—	—	$3,288
General and administrative	$767	(157)	(1)	—	—	(132)	237	—	$713
Realignment	$42	—	—	—	(42)	—	—	—	$—
Operating income	$2,388	1,122	11	328	42	135	(237)	—	$3,789
Operating margin(2)	20.3%	9.5%	0.1%	2.8%	0.4%	1.1%	(2.0)%	—	32.2%
Other income (expense), net(3)	$191	—	—	—	—	(157)	—	—	$34
Income before income tax	$2,382	1,122	11	328	42	(22)	(237)	—	$3,626
Income tax provision	$324							256	$580
Tax rate(2)	13.6%								16.0%
Net income	$2,058	1,122	11	328	42	(22)	(237)	(256)	$3,046
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$4.86	$2.65	$0.03	$0.77	$0.10	$(0.05)	$(0.56)	$(0.61)	$7.20
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 423,240 diluted weighted-average shares for Classes A and B.
(5) Reflects derecognition of a $237 million previously accrued litigation loss as a result of a jury verdict in January 2020 against VMware in a patent litigation matter brought by plaintiffs Cirba Inc and Cirba, IP. Inc. On December 21, 2020, the United States District Court of the District of Delaware set aside the jury verdict and ordered a new trial.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended January 31, 2020
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Certain Litigation and Other Contingencies	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$50	—	—	(27)	—	—	—	—	$23
Cost of subscription and SaaS revenue	$106	(3)	—	(25)	—	—	—	—	$79
Cost of services revenue	$317	(24)	(2)	—	—	—	—	—	$291
Research and development	$676	(130)	(2)	—	—	—	—	—	$543
Sales and marketing	$1,003	(91)	—	(34)	—	—	—	—	$881
General and administrative	$592	(64)	(3)	—	—	(84)	(237)	—	$202
Realignment	$79	—	—	—	(79)	—	—	—	$—
Operating income	$250	312	7	86	79	84	237	—	$1,054
Operating margin(2)	8.1%	10.1%	0.2%	2.8%	2.6%	2.7%	7.7%	—	34.3%
Other income (expense), net(3)	$10	—	—	—	—	(1)	—	—	$10
Income before income tax	$239	312	7	86	79	83	237	—	$1,043
Income tax provision (benefit)	$(76)							242	$166
Tax rate(2)	N/A								16.0%
Net income	$315	312	7	86	79	83	237	(242)	$877
Less: Net income (loss) attributable to non-controlling interests	$(6)	23	—	7	—	1	—	(15)	$9
Net income attributable to VMware, Inc.	$321	289	7	79	79	82	237	(227)	$868
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(2)(4)	$0.76	$0.68	$0.02	$0.19	$0.19	$0.19	$0.56	$(0.53)	$2.05
__________
N/A - GAAP tax rate was not applicable due to the income tax benefit recorded for the three months ended January 31, 2020.
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 424,007 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Twelve Months Ended January 31, 2020
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP		Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Certain Litigation and Other Contingencies	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$166		(1)	—	(89)	—	—	—	—	$76
Cost of subscription and SaaS revenue	$400		(13)	—	(103)	—	—	—	—	$285
Cost of services revenue	$1,233		(83)	(2)	(2)	—	—	—	—	$1,147
Research and development	$2,522		(459)	(3)	(1)	—	—	—	—	$2,058
Sales and marketing	$3,677		(293)	(6)	(105)	—	—	—	—	$3,273
General and administrative	$1,293		(168)	(3)	—	—	(173)	(237)	—	$711
Realignment	$79		—	—	—	(79)	—	—	—	$—
Operating income	$1,441		1,017	14	300	79	173	237	—	$3,261
Operating margin(2)	13.3%		9.4%	0.1%	2.8%	0.7%	1.6%	2.2%	—	30.2%
Other income (expense), net(3)	$86		—	—	—	—	(35)	—	—	$50
Income before income tax	$1,438		1,017	14	300	79	138	237	—	$3,222
Income tax provision (benefit)	$(4,918)	(4)							5,432	$514
Tax rate(2)	N/M	(4)								16.0%
Net income	$6,356		1,017	14	300	79	138	237	(5,432)	$2,708
Less: Net income (loss) attributable to non-controlling interests	$(56)		97	—	33	—	3	—	(24)	$53
Net income attributable to VMware, Inc.	$6,412		920	14	267	79	135	237	(5,408)	$2,655
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(2)(5)	$15.08		$2.16	$0.03	$0.63	$0.19	$0.32	$0.56	$(12.72)	$6.24
__________
N/M - Tax rate calculated on a GAAP basis is not considered meaningful.
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) During the second quarter of fiscal 2020, we completed an intra-group transfer of certain of our intellectual property rights to our Irish subsidiary, where our international business is headquartered. A discrete tax benefit of $4.9 billion was recorded as a deferred tax asset. Due to the impact of the discrete tax benefit of $4.9 billion, the tax rate calculated on a GAAP basis is not considered meaningful.

(5) Calculated based upon 425,235 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE
(in millions)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 29,	January 31,	January 29,	January 31,
	2021	2020	2021	2020
Revenue:
License	$1,014	$1,034	$3,033	$3,181
Subscription and SaaS	707	556	2,587	1,877
Total license and subscription and SaaS	1,721	1,590	5,620	5,058
Services:
Software maintenance	1,307	1,235	5,105	4,754
Professional services	266	248	1,042	999
Total services	1,573	1,483	6,147	5,753
Total revenue	$3,294	$3,073	$11,767	$10,811
Percentage of revenue:
License	30.8%	33.7%	25.8%	29.4%
Subscription and SaaS	21.5%	18.1%	22.0%	17.4%
Total license and subscription and SaaS	52.3%	51.8%	47.8%	46.8%
Services:
Software maintenance	39.7%	40.2%	43.4%	44.0%
Professional services	8.0%	8.0%	8.8%	9.2%
Total services	47.7%	48.2%	52.2%	53.2%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY
(in millions)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 29,	January 31,	January 29,	January 31,
	2021	2020	2021	2020
Revenue:
United States	$1,610	$1,569	$5,878	$5,405
International	1,684	1,504	5,889	5,406
Total revenue	$3,294	$3,073	$11,767	$10,811
Percentage of revenue:
United States	48.9%	51.1%	50.0%	50.0%
International	51.1%	48.9%	50.0%	50.0%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES
TO FREE CASH FLOWS
(A NON-GAAP FINANCIAL MEASURE)
(in millions)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 29,	January 31,	January 29,	January 31,
	2021	2020	2021	2020
GAAP cash flows from operating activities	$1,324	$1,085	$4,409	$3,872
Capital expenditures	(82)	(64)	(329)	(279)
Free cash flows	$1,242	$1,021	$4,080	$3,593

VMware, Inc.
About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flow, differ from GAAP in that they exclude stock-based compensation, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other items, and discrete items that impacted our GAAP tax rate, each as discussed below. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate. Free cash flow differs from GAAP cash flow from operating activities with respect to the treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•Acquisition, disposition and other items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other items when looking for a consistent basis for comparison across accounting periods. These items include:
–Direct costs of acquisitions and dispositions, such as transaction and advisory fees.
–Costs associated with integrating acquired businesses.
–Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.
–Gains or losses on investments in equity securities, whether realized or unrealized.

VMware, Inc.
–Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments.
–Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

•Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flow is meaningful to investors because management reviews cash flow generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.